PROMISSORY NOTE


$245,000.00                                                    April 22, 1996


                  FOR VALUE RECEIVED, PROFESSIONAL WORK CARE, L.L.C., a New York limited liability company, having an address at 550 Mamaroneck Avenue, Harrison, New York 10528 ("Maker"), hereby covenants and promises to pay to BUSINESS HEALTHCARE, a professional corporation, having an address at 83 Wooster Heights Road, Danbury, Connecticut 06810 (hereinafter referred to as the "Payee"), or order, at the Payee's business address first above written or at such other address as Payee may designate in writing, Two Hundred Forty Five Thousand and 00/100 Dollars ($245,000.00), lawful money of the United States of America. The amount covered by this Note includes interest at the rate of eight (8%) percent per annum on the unpaid principal balance.

                  Principal and interest under this Note shall be due and payable as follows:

                  a.  $40,833.33 on April 21, 1997;

                  b.  $40,833.33 on April 21, 1998;

                  c.  $40,833.34 on April 21, 1999; and

                  d. subject to the following paragraph, $122,500.00 on April 21, 1999.


                  In the event that certain Employment Agreement dated the date hereof between Professional Work Care Danbury, P.C. and Nathaniel Selleck, M.D. (the "Employment Agreement") is terminated in accordance with the terms contained in Paragraph 7 therein and the effective date of such termination is prior to April 21, 1997, then as of such date the amount of outstanding principal due pursuant to paragraph d above shall be reduced by seventy five (75%) percent. In the event the Employment Agreement is terminated in accordance with the terms contained therein and the effective date of such termination is between April 21, 1997 and April 21, 1998, then as of such date the amount of outstanding principal due pursuant to paragraph d above shall be reduced by fifty (50%) percent.

     I.           Default.

                  Maker agrees that upon an Event of Default, as defined herein, the entire indebtedness due under this Note shall, at the option of the Payee, accelerate and become immediately due and payable without demand or notice of any kind. Notwithstanding anything to the contrary contained herein, Maker further agrees that the unpaid balance hereof shall bear interest at a fixed per annum rate of the lesser of thirteen percent (13%) or the highest lawful rate permitted under applicable law.

                  For purposes of this Note, an Event of Default shall mean:

                  A. The failure by Maker to pay any installment of principal due under this Note within five (5) days after notice from the Payee that such installment has not been paid as of the date provided for herein;

                  B. The filing of an application by Maker for a consent to the appointment of a receiver, trustee or liquidator of itself or of all of its assets; or the filing by Maker of a voluntary petition in bankruptcy or the filing of a
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                      pleading in any court of record admitting in writing its
                      inability to pay its debts as they may become due; or the making by Maker of a general assignment for the benefit of creditors; or the filing by Maker of an answer admitting the material allegations of or consenting to or defaulting in answering a petition filed against it in any bankruptcy proceeding; or

                  C. There shall be commenced against the Maker or any of its subsidiaries any case, proceeding or other action of a nature referred to in clause B. of this Section I., which
                      (a) results in the final entry of an order for relief or any such adjudication or appointment, or (b) remains unstayed, undismissed, undischarged or unbonded for a period of ninety (90) days.


     II.          Notices.

                  Any notice, request or other communication required or permitted to be given under any of the provisions of this Note shall be in writing and shall be deemed given on the date the same is sent by certified or registered mail, return receipt requested, postage prepaid and addressed to the party for which intended at its address first set forth above.


     III.         Miscellaneous.

                  A. Prepayment. Maker shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, without penalty, upon ten (10) days prior written notice to Payee.

                  B. Course of Dealing. No delay or omission by Payee in exercising any right hereunder, nor failure by Payee to insist upon the strict performance of any terms herein, shall operate as a waiver of such right, any other right hereunder, or any terms herein. No waiver of any right shall be effective unless in writing and signed by Payee, nor shall a waiver on one occasion be constituted as a bar to, or waiver of, any such right on any future occasion.

                  C. Amendments. This Note may be amended or varied only by a document, in writing, of even or subsequent date hereof, executed by Maker and Payee.

                  D. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

                  E. Successors and Assigns, Survival. This Note shall be binding upon the Maker and its successors, and shall inure to the benefit of Payee and their heirs, executors, administrators, successors and assigns. Payee shall have the right to assign this Note without Maker's consent.

                  F. Headings. The descriptive headings in this Note are for convenience of reference only, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                  G. Capitalized Terms. All capitalized terms not defined herein have the same meaning as such terms have when used in the Agreement of Sale.



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                  H. Waivers. Maker hereby waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, except as otherwise expressly provided herein.

                  IN WITNESS WHEREOF, Maker has executed this Note on the date first above written.


                                                PROFESSIONAL WORK CARE, L.L.C.



______________________________              By:________________________________
Witness                                        Name:  Hunter Giroux
                                                      Manager



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